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                                                                  EXHIBIT 10J






                        CONSOLIDATED NATURAL GAS COMPANY

                        EXECUTIVE INCENTIVE DEFERRAL PLAN

                               EFFECTIVE 12/13/94

                      (AMENDED EFFECTIVE FEBRUARY 18, 1997)

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                        CONSOLIDATED NATURAL GAS COMPANY

                        EXECUTIVE INCENTIVE DEFERRAL PLAN

                                TABLE OF CONTENTS

Section                                                          Page
-------                                                          ----
1.       Purpose                                                    3
2.       Definitions                                                3
3.       Eligibility                                                3
4.       Deferral of Awards                                         4
5.       Payment of Deferred Amounts                                6
6.       Administration                                             8
7.       General Provisions                                         9



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                        CONSOLIDATED-NATURAL GAS COMPANY
                        EXECUTIVE INCENTIVE DEFERRAL PLAN

1.       Purpose

The purpose of the Consolidated Natural Gas Company Executive Incentive Deferral Plan (the "Plan") is to offer each employee of the Company who is eligible to participate in the Consolidated Natural Gas Company Annual Executive Incentive Program (the "Program") the opportunity to defer receipt of awards that may be made under the Program until after termination of employment and to earn appropriate additional compensation during employment and thereafter with respect to such deferred awards. THE PROGRAM SHALL ALSO INCLUDE ANY PAYMENT WHICH IS REQUIRED TO BE DEFERRED BY THE TERMS OF SUCH PAYMENT UNDER THIS PLAN, OR ANY PAYMENT, THE TERMS OF WHICH PROVIDE THAT THE PARTICIPANT, AT HIS OR HER ELECTION, MAY DEFER UNDER THE PLAN.

2.       Definitions
         Whenever used in the Plan, the following terms shall have the meaning set forth below:

         (a) "Closing Price" means the closing price per share of the Company's Common Stock on the composite tape of New York Stock Exchange securities transactions as reported in The Wall Street Journal, for the day at issue or the nearest previous trading day if no trade is reported for the day at issue.

         (b)      "Company" means Consolidated Natural Gas Company.

         (c) "Committee,' means the Compensation and Benefits Committee of the Board of Directors of the Company.

         (d) "Common Stock" means the Common Stock ($2.75 par value) of the Company.

         (e) "Insider" means those employees of the Company who have been determined by the Board of Directors of the Company to be an "officer" of the Company within the meaning of Rule 16a-l(f) for purposes of Section 16 of the Securities and Exchange Act of 1934.

         (f) "Stock Credit" means a credit that is equivalent to one share of Company Common Stock.

         (g)      "Plan Year" means the calendar year.

3.       Eligibility

         All employees of the Company who are eligible to participate in the Program are eligible to participate in the Plan.




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4.       Deferral of Awards

         (a) Each eligible employee may elect to participate in the Plan (the "Participant") and have all or a specified percentage of the cash portion or the stock portion of the award that may be made to such Participant under the Program for services in a subsequent calendar year deferred under the Plan and paid in cash as hereafter provided. FOR PURPOSES OF THIS PLAN, "AWARD" SHALL ALSO INCLUDE ANY OTHER COMPENSATION, INCLUDING BASE PAY, RECEIVED BY A PARTICIPANT.

         (b) An election to defer an award shall be made in writing on a form supplied by the Company and shall be filed with the Company by January 31 of the calendar year in which services will be performed for such award (a "Service Year"). The Participant must also elect the portion of his or her award he or she wishes to receive in stock, by such date. However, any person who is hired or promoted into the class of employees eligible to participate in the Program, on or after February 1 of any Service Year, may elect to defer any award that may be made for such Service Year by filing an election to that effect within 30 days after his or her date of hire or promotion. An election to defer an award for any Service Year shall become effective and irrevocable on January 31 of such Service Year (or, in a case of a newly hired or promoted employee, upon expiration of 30 days after his or her date of hire or promotion), and shall also apply to awards for each subsequent Service Year through and including any Service Year in which the participant files either a written revocation of such election or a new deferral election in accordance with the provisions of this Section 4. Any such written revocation or new deferral election shall apply only to awards for Service Years subsequent to the Service Year in which such revocation or new deferral election is filed with the Company, and shall become effective and irrevocable on January 31 of the first such subsequent Service Year.

         (c) Any provision of Section 4(b) above to the contrary notwithstanding, no deferral election shall apply to an award for any Service Year in which occurs a "Change in Control" of the Company or to an award for any subsequent Service Year. For purposes of this Plan, a "Change in Control" of the Company means a change in control of a nature that would be required to be reported in response to Item 1(a) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the effective date of this Plan; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when any "Person" (as such term is used in Sections 13(d) and 14(d)
                  (2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of 24 consecutive months commencing before or after the effective date of this Plan, individuals who at the beginning of such 24-month period were directors of the Company cease for any reason (other than death, disability, or retirement in accordance with the Company's policy relating to retirement of


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                  directors in effect on the date of this Plan) to constitute at least a majority of the Board of Directors of the Company.

         (d) An award (or percentage thereof) deferred in accordance with the provision above of this Section 4 shall be credited on the books of the Company, on the same date on which it would otherwise have been paid, to a cash credit account or a stock credit account (defending upon the portion of the award deferred) and held in the name of the Participant. Participants in the Plan shall have the rights of unsecured general creditors of the Company with respect to amounts payable under the Plan. The Company may provide for payment of amounts payable under the Plan out of the Company's general assets. Alternatively, the Company may provide, in whole or in part, for payments of amounts payable under the Plan from the assets of a trust established for such purpose, and to the extent of such funding, payment of amounts due under the Plan shall be made from such trust and shall pro tanto discharge the Company's liability for payment under the Plan. However, no such trust shall place assets beyond the reach of the creditors, in the event of insolvency or bankruptcy, of the participating company on whose account assets are held under such trust.

         (e) Amounts equivalent to interest ("Interest Equivalents") shall accrue quarterly on deferred cash awards previously credited to a Participant's cash credit account in accordance with
                  Section 4(d) above and on Interest Equivalents previously credited to a Participant's account in accordance with this
                  Section 4(e). Such Interest Equivalents shall be equal to the product of

                  (i) the rate of interest quoted and published by the Chase Manhattan Bank, N. A. for prime commercial loans on the last business day of the calendar quarter, and

                  (ii) the Participant's average daily cash credit account balance during such calendar quarter.

                  Interest Equivalents computed in accordance with the preceding sentence for any calendar quarter shall be added to the Participant's cash credit account balance as of the first day of the next succeeding calendar quarter. However, any provision above of this Section 4(e) to the contrary notwithstanding, Interest Equivalents for the calendar quarter in which falls the date on which a Participant's cash credit account balance (or portion thereof remaining unpaid) is payable in full (the "Final Payment Date" in the "Final Calendar Quarter") shall be paid to, rather than credited to the account of, the Participant and shall be equal to the product of

                  (A) The rate of interest quoted and published by the Chase Manhattan Bank, N. A. for prime commercial loans on the last business day of the calendar quarter immediately preceding the Final Calendar Quarter which coincides with the Final Payment Date



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                  (B)      The Participant's average daily cash credit account
                           balance during the entire Final Calendar Quarter (with such balance for each day following the Final Payment Date being deemed to be zero, and such balances included in the calculation of the average daily account balance).

         (f) If the deferral is wholly or partly the stock portion of Participant's award, the Participant's Stock Credit account shall be credited with Common Stock equivalents equal to the number of shares of Common Stock (including fractions of a share to the nearest ten thousandth) that Participant would have received had he not elected to defer the stock portion of his award. As of the date any dividend is paid to holders of Common Stock, the Participant's Stock Credit account shall also be credited with additional Common Stock equivalents equal to the number of shares of Common Stock (including fractions of a share to the nearest ten thousandth) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit account is then equivalent ("Dividend Equivalents"). In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the date of distribution of the dividend, as determined by the Committee. The amount of Stock Credits credited to each Participant's Stock Credit account shall be appropriately adjusted upon the occurrence of any stock split or reverse stock split. [In the event of any other extraordinary transaction affecting the Company's Common Stock after which Stock will no longer be registered under Section 12 of the Securities Exchange Act of 1934, Stock Credits credited to each Participant's Stock Credit account shall be converted into cash equivalents of equal value at the date of such transaction, with Interest Equivalents credited thereafter in the manner provided in
                  Section 4(e).

         (g) A Participant who is not an Insider Participant who has previously elected to defer any stock portion of an award may, at any one time prior to his termination of employment but only once, elect to transfer, the balance of his Stock Credit account to his cash credit account. The date on which such transfer shall occur shall be the date on which the Employee Benefits Department of the Company receives Participant's election to convert his Stock Credit account to his cash credit account. Upon effectiveness of such transfer, an amount shall be credited to the Participant's cash credit account equal to the number of Stock Credits then credited to the Participant's Stock Credit account multiplied by the Closing Price of Common Stock on the business day immediately preceding the date of transfer, and the balance of the Participant's Stock Credit account shall be reduced to zero.

         (h) A Participant's interest under the Plan shall be deemed to be fully vested at all times and nonforfeitable.

5.       Payment of Deferred Amounts

         (a) Subject to the provisions below of this Section 5, the Participant may elect to have the amounts deferred in the Participant I s cash credit [and] (and/or] Stock Credit accounts



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                  paid in from one to ten annual installments commencing either on the date on which he or she shall cease to be an employee of the Company, or as soon as practicable after the January 1 next following such date, and with installments continuing to be payable as soon as practicable after the first day of January of each year thereafter. The election authorized by this Section 5(a) is a one time irrevocable election which must be made at the same time the Participant initially elects to participate in the Plan pursuant to Section 4 hereof and shall apply to all future deferrals made hereunder; provided, however, that, any provision of this Section 5(a) to the contrary notwithstanding, (i) if a Participant should fail for any reason to make an election under the foregoing provisions of this Section 5 (a), all amounts deferred shall be paid in one installment on or as soon as practicable after January 1 following the date on which he or she shall cease to be an employee of the Company, unless clause (ii) below applies, in which case payment shall be made in accordance therewith; and
                  (ii) if a Participant's employment with the Company terminates for any reason other than death, retirement, or disability, the amount deferred shall be paid in one installment on a date selected by the Company within six months after such termination of employment. For this purpose, "retirement" shall mean termination of employment in accordance with the retirement regulations of the Company as set forth at the end of the System Pension Plan of Consolidated Natural Gas Company and Its Participating Subsidiaries for Employees Who Are Not Represented By a Recognized Union and "disability" shall mean termination of employment at any age with entitlement to benefits under the Company's long-term disability insurance program and/or a disability pension under the Company's retirement program. For purposes of this Section 5 (a), a Participant shall elect only one payment schedule which shall apply to both his cash credit account and his Stock Credit account.

         (b) Distribution of a Participant's Stock Credit account balance shall be made in cash with the amount of the distribution determined by multiplying the number of Stock Credits attributable to the installment by the Closing Price of Common Stock on the last business day in December immediately prior to the Plan Year in which the installment is to be paid; provided, however, that, if a distribution date elected by a Participant pursuant to Section 5 (a) is not to be as soon as practicable after January 1 of a given year, the Closing Price to be used shall be the Closing Price of Common Stock on the last business day immediately prior to the date of Participant's termination of employment.

         (c) The amount of each annual installment to a Participant shall be determined by dividing the balance remaining in the Participant's account by the number of installments remaining to be paid.

         (d) If, during the lifetime of a Participant, he or she incurs a severe financial hardship as a result of an unanticipated emergency, the Company may, in its sole discretion, accelerate payment of all or any part of the Participant's account balance under the Plan, except that an Insider Participant's Stock Account may not be accelerated under this subsection
                  (d); provided that such accelerated payment shall be limited to the amount necessary to relieve the financial hardship. In the event of the death of a Participant either while serving AS an employee of the Company or thereafter, the amount deferred shall



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                  commence or continue to be paid after the death of the
                  Participant at the time or times and in the installments provided in Section 5(a) above, but the Company shall have power to accelerate the payment of any installment or installments because of hardship or other circumstances determined by the Company in its discretion to warrant such acceleration.

         (e) Any provision above of this Section 5 to the contrary notwithstanding, each Participant's account balance, except an Insider Participant's Stock Account balance, shall be paid in full upon the occurrence of a "Change in Control" as defined in Section 4(c) above unless, prior to such "Change in Control," the Board of Directors of the Company shall have adopted a resolution to the effect that payment should not be made at such time.

         (F) ANY PAYOUT ELECTION MADE PURSUANT TO THIS SECTION 5, UNLESS MADE IRREVOCABLE PURSUANT TO ITS TERMS, MAY BE CHANGED BY WRITTEN NOTICE TO THE COMMITTEE, TOGETHER WITH A NEW ELECTION FORM, IF APPLICABLE. ANY SUCH NOTICE (AND NEW ELECTION FORM) WILL NOT BE EFFECTIVE UNLESS APPROVED BY THE COMMITTEE. THE COMMITTEE WILL NOT APPROVE ANY SUCH NOTICE (AND NEW ELECTION
                  FORM) IF IT IS MADE LESS THAN SIX (6) MONTHS PRIOR TO TERMINATION OF EMPLOYMENT OR IS MADE IN THE SAME CALENDAR YEAR AS TERMINATION OF EMPLOYMENT. THE COMMITTEE SHALL HAVE SOLE DISCRETION TO APPROVE OR DISAPPROVE SUCH REQUESTS FOR CHANGE(S) IN PAYOUT ELECTIONS.

6.       Administration

         (a) The Plan shall be administered, interpreted and construed by the Committee as such Committee is from time to time constituted. The Committee shall have authority, subject to and consistent with the provisions of the Plan, to prescribe the form of any agreement, instrument, form, or other communication relating to the Plan, to adopt, amend, suspend, waive, and rescind rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, to construe and interpret the Plan, the rules and regulations or any agreement or instrument entered into under the Plan, and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee under the Plan shall be final, conclusive and binding on the Company, all employees, Participants and beneficiaries and anyone claiming under or through any of them. Any instrument or communication under the Plan to a Participant, employee or beneficiary shall be deemed to have been properly delivered if and when delivered in person or deposited in a Post Office Box regularly maintained by the U.S. Government in an envelope properly stamped and addressed to such Participant, employee or beneficiary at his or her address as it appears on the books of the Company. Any instrument or communication under the Plan to the Company shall be deemed to have been properly delivered if and when received by the Employee Benefits Department of the Company.

         (b) For purposes of the Employee Retirement Income Security Act of 1974, the Plan is intended to be an unfunded deferred compensation plan for a select executive group of



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                  employees. The Plan shall be administered, interpreted and construed to carry out such intention, and any provision of the Plan that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

         (c) Any costs incidental to the administration of the Plan shall be borne by the Company.

7.       General Provisions

         (a) The Board of Directors of the Company may modify or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, without the consent of any Participant or beneficiary of any Participant; provided, however, that no such modification, amendment or termination shall permit the acceleration of payment of any installment of deferred amounts except as provided in Section 5(d) or 5(e) above and that any modification, amendment or termination shall be of general application to all Participants and beneficiaries and shall not, without the consent of any affected Participant or, in the event of his or her death any affected, beneficiary of a Participant, affect adversely (i) any amount theretofore deferred or credited to the Participant's account or (ii) the right of the Participant to receive all amounts theretofore credited to the Participant's account, including Interest Equivalents or Dividend Equivalents computed to the date of such modification, amendment or termination, at the time or times provided by the Plan prior to such modification, amendment or termination. The Plan shall remain in effect until terminated pursuant to this Section 8(a).

         (b) No rights under the Plan may be pledged, hypothecated, encumbered, transferred or assigned, except that Participant may designate, in writing on a form approved by the Company, a beneficiary or beneficiaries to receive any unpaid amounts under the Plan after the death of the Participant. The Company may at any time and from time to time limit the number of categories of persons or entities who or which may be designated as beneficiaries by a Participant. In the absence of a beneficiary designation or in the event that the designated person or entity shall not be in existence at the time a payment under the Plan comes due, the beneficiary of the Participant shall be the legal representative of the Participant's estate.

         (c) The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, including any corporation which may succeed to all or substantially all of its assets whether by merger, sale of assets or otherwise, and the Participants, their heirs and legal representatives.

         (d) Neither the adoption of the Plan nor any aspect of its operation or administration, including any document delivered pursuant to or describing the Plan, shall limit or restrict in any way the right of the Company to terminate the employment of any employee at any time with or without cause or assigning a reason therefor, or shall be construed to impose upon the Company any liability not expressly and specifically assumed by the Company under the Plan. Each employee of the Company shall remain subject to discharge to the same extent as if the Plan had never been adopted.



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                  No Participant or employee shall have any claim to be granted an award under the Program based upon participation in the Plan. No Participant or beneficiary shall have any of the rights or privileges of a stockholder of the Company as a result of any deferral under the Plan in the form of Stock Credits or otherwise based upon rights conferred under the Plan.

         (e) By electing to participate in the Plan, each Participant and each person claiming under or through any Participant, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Plan by the Company and the Committee.

         (f) The place of administration of the Plan shall be conclusively deemed to be within the State of Pennsylvania, and the validity, construction, interpretation and administration of the Plan, and of any determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the internal laws of the State of Pennsylvania.

         (g) The Company may withhold any taxes that it determines are required to be withheld in respect of amounts payable under the Plan under the laws of regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign. Such withholding may be made, at the election of the Company, from amounts payable under the Plan and/or from any other amounts payable to the Participant by the Company.

         (h) The Plan shall become effective when duly adopted by the Board of Directors of the Company.

         (i) It is intended that the Plan and any and all transactions occurring thereunder be exempt from Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as a cash-only plan not involving an equity security of the Company pursuant to Rule 16a1(c)(3) of the regulations promulgated under the Exchange Act and effective May 1, 1991. The Plan Administrator shall interpret and administer the Plan in accordance with this intent.



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